SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C. 20549

                                   ___________________
                                         Form 8-K

                                       CURRENT REPORT


                            Pursuant to Section 13 or 15(d) of
                            the Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): June 21, 2000



                       AMERON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



           Delaware                    1-9102                  77-0100596
     (State or other jurisdiction    Commission             (IRS Employer
      of Incorporation)              File Number)       Identification No.)


          245 South Los Robles Ave., Pasadena, California     91101
              (Address of principal executive offices)      (Zip Code)


               Registrant's telephone number, including area code:
                                (626) 683-4000

Item 5.     Other Events

The attached announcement was released to the news media on June 21, 2000.























SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          AMERON INTERNATIONAL CORPORATION



Date: June 30, 2000       By: ------------------------------
                              Gary Wagner
                              Senior Vice President/Chief Financial Officer





N E W S   R E L E A S E

June 21, 2000

Contacts:
James S. Marlen, Chairman, President and Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone:   626-683-4000


AMERON INTERNATIONAL'S SECOND-QUARTER
EARNINGS EXCEED EXPECTATIONS AND PRIOR YEAR


     PASADENA, Calif.&WP7-179; Ameron International Corporation (NYSE: AMN)
today reported results for the second quarter ended May 31, 2000:   Earnings
per diluted share totaled $1.55 on sales of $140.2 million, compared to earnings of $1.50 per share on sales of $149.5 million for the second quarter of fiscal 1999.

     Earnings for the six months ended May 31, 2000 totaled $1.79 per share on sales of $261.5 million, compared to $1.75 per share on sales of $272.4 million for the same period in 1999.

     James Marlen, Ameron's Chairman, President and Chief Executive Officer,
stated, "We remain pleased with Ameron's performance in 2000.   As expected,
sales for the first half were slower than in 1999, reflecting the weakness in certain markets served by Ameron's Performance Coatings & Finishes and Fiberglass-Composite Pipe businesses. In addition to steady performance by our Infrastructure Products Group, Ameron benefited from its joint ventures in the U.S. and Saudi Arabia, which continued to enjoy strong sales, profits and cash flows."

     The Water Transmission Group (formerly called the Concrete & Steel Pipe Group) had lower sales and profits in the second quarter of 2000 than in the same period of 1999. The expected slowdown in Ameron's business reflected a short-term decline in activity of the water pressure-pipe market in the western United States.

     The Infrastructure Products Group (formerly called the Construction & Allied Products Group) had increased profits on slightly lower sales. Continued infrastructure spending enabled Ameron's pole business to make up a shortfall in Hawaii. Hawaiian operations were affected by the lingering impact of a strike in the first quarter and by the overall sluggishness of construction spending in Hawaii.

     Fiberglass-Composite Pipe Group sales increased in the second quarter due to the sharp rise in demand for oil field piping. Corresponding profits were lower because of lower sales of fuel-handling piping and the costs of ramping up production to meet demand for oil field piping. In 1999, Fiberglass-Composite Pipe benefited from greater sales of higher-margin, fuel-handling piping used for government-mandated conversions of gas stations.

     The Performance Coatings & Finishes Group (formerly called the Coatings Group) improved compared to the first quarter, but had lower profits on lower sales than in the second quarter of 1999. Performance Coatings & Finishes, and to an extent Fiberglass-Composite Pipe, continued to suffer from the prolonged lack of activity in certain key markets, such as offshore and marine.

     James Marlen continued, "While the market shift for Performance Coatings & Finishes is occurring more slowly than anticipated, we are seeing solid improvements in certain fiberglass pipe markets. We are also encouraged by the accelerating bidding activity for Water Transmission and the steady performance of the Infrastructure Group, both in ready-mix concrete and pole products, as well as the continuing strong performance of our joint-venture companies. We continue to believe that full-year results should exceed the record level of 1999."

          Ameron International Corporation is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines; high-performance coatings and finishes for the protection of metals and structures; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials and products used in infrastructure projects. The Company operates businesses in North America, South America, Europe, Australasia and Asia. It also participates in several joint-venture companies in the U.S., Saudi Arabia, Kuwait, Egypt and Mexico.

     Cautionary statement for purposes of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995: Any statements in this report that refer to Ameron's estimated or anticipated future results are forward-looking and reflect the Company's current analysis of existing trends and information. Actual results may differ from current expectations based on a number of factors affecting Ameron's businesses, including competitive conditions and changing market situations. Matters affecting the economy generally, including the state of economies worldwide, can affect Ameron's results. Forward-looking statements represent the Company's judgment only as of the date of this report. Since actual results could differ materially, the reader is cautioned not to rely on these forward-looking statements. Moreover, Ameron disclaims any intent or obligation to update these forward-looking statements.



















                        Ameron International Corporation
                        Consolidated Statements of Income
                          Second Quarter Ended May 31,
                 (In thousands, except share and per share data)
                                  (Unaudited)

                                                2000           1999
                                               ---------     ---------
Sales                                          $ 140,171     $ 149,468
Cost of Sales                                   (102,975)     (109,909)
                                                ---------     ---------
Gross Profit                                      37,196        39,559

Selling, General and Administrative Expenses    ( 31,752)     ( 29,543)
Royalty, Equity and Other Income                   5,620         2,295
                                                ---------     ---------
Income before Interest and Income Taxes           11,064        12,311

Interest Expense, Net                           (  2,812)     (  3,458)
                                                ---------     ---------
Income before Income Taxes                         8,252         8,853
Provision for Income Taxes                      (  2,063)     (  2,833)
                                                ---------      ---------
Net Income                                     $   6,189     $   6,020
                                               =========       =========
Net Income Per Basic Share (Based on
  Weighted Average Shares Outstanding
  of 3,983,479 Shares in 2000 and
  4,006,798 Shares in 1999)                   $    1.55       $    1.50
                                               =========       =========
Net Income Per Diluted Share (Based on
  Diluted Common Shares Outstanding
  of 3,987,323 Shares in 2000 and
  4,019,270 Shares in 1999)                   $    1.55       $    1.50
                                               =========       =========

Cash Dividends Paid                           $     .32       $     .32
                                               =========       =========

























                   Ameron International Corporation
                   Consolidated Statements of Income
                      Six Months Ended May 31,
             (In thousands, except share and per share data)
                              (Unaudited)

                                                 2000          1999
                                               ---------    ---------
Sales                                          $ 261,536     $ 272,367
Cost of Sales                                   (196,287)     (201,927)
                                                ---------    ---------
Gross Profit                                      65,249        70,440

Selling, General and Administrative Expenses    ( 58,894)     ( 59,303)
Royalty, Equity and Other Income                   9,253         6,119
                                                ---------    ---------
Income before Interest and Income Taxes           15,608        17,256

Interest Expense, Net                           (  6,088)     (  6,927)
                                                ---------    ---------
Income before Income Taxes                         9,520        10,329
Provision for Income Taxes                      (  2,380)     (  3,305)
                                                ---------    ---------
Net Income                                     $   7,140     $   7,024
                                                =========    =========
Net Income Per Basic Share (Based on
  Weighted Average Shares Outstanding
  of 3,987,695 Shares in 2000 and
  4,006,798 Shares in 1999)                   $    1.79      $    1.75
                                               =========     =========
Net Income Per Diluted Share (Based on
  Diluted Common Shares Outstanding
  of 3,995,088 Shares in 2000 and
  4,019,270 Shares in 1999)                   $    1.79      $    1.75
                                               =========    =========

Cash Dividends Paid                            $    .64    $     .64
                                               =========   =========

                      Ameron International Corporation
               Condensed Consolidated Statements of Cash Flows
                        Six Months Ended May 31,
                             (In thousands)
                              (Unaudited)


                                                        2000            1999
                                                     ---------       ---------
Operating Activities
  Net Income                                         $   7,140       $   7,024
  Adjustments to Reconcile Net Income
    to Net Cash Provided by Operations                  11,016          13,622
  Changes in Operating Assets
    and Liabilities                                    (24,590)        (11,423)
                                                      ---------       ---------
Net Cash (Used in) Provided by Operations              ( 6,434)          9,223

Investing Activities
  Proceeds from Sale of Assets                             481           1,910
  Additions to Property, Plant
    and Equipment                                      ( 8,922)        ( 7,828)
  Other, Net                                                 -         ( 3,174)
                                                       ---------       ---------
Net Cash Used in Investing Activities                  ( 8,441)        ( 9,092)

Financing Activities
  Short and Long-Term Borrowings, Net                   13,471              45
  Dividends on Common Stock                            ( 2,552)        ( 2,558)
  Purchase of Treasury Stock                           (   934)        ( 1,415)
                                                       ---------       ---------
Net Cash Provided by (Used In) Financing Activities      9,985         ( 3,928)

Effect of Exchange Rate Changes on
  Cash and Cash Equivalents                                221         (   446)
                                                       ---------       ---------
Net Change in Cash and Cash Equivalents              $ ( 4,669)      $ ( 4,243)
                                                      =========       =========

                        Ameron International Corporation
                          Consolidated Balance Sheets
                                 (In thousands)

                                              May 31,
                                                2000         November 30,
                                            (Unaudited)        1999
                                             ---------       ---------
ASSETS
Current Assets
  Cash and Cash Equivalents                    $   5,852       $  10,521
  Receivables, Net                               131,756         118,900
  Inventories                                     90,979          95,488
  Other Current Assets                            17,741          17,745
                                               ---------       ---------
    Total Current Assets                         246,328         242,654
Investments and Advances -
  Affiliated Companies                            20,806          23,046
Property, Plant and Equipment, Net               146,768         149,597
Other Assets                                      44,774          43,670
                                               ---------       ---------
  Total Assets                                 $ 458,676       $ 458,967
                                               =========       =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-Term Borrowings                        $   3,472       $   3,479
  Current Portion of Long-Term Debt               12,553          12,595
  Trade Payables                                  32,716          36,667
  Accrued Liabilities                             41,883          43,552
  Income Taxes Payable                            15,022          18,848
                                               ---------       ---------
    Total Current Liabilities                    105,646         115,141
Long-Term Debt, Less Current Portion             147,767         135,237
Other Long-Term Liabilities                       30,176          30,469
                                               ---------       ---------
  Total Liabilities                              283,589         280,847
Stockholders' Equity
  Common Stock                                    13,007          13,007
  Additional Paid-In Capital                      17,857          17,857
  Retained Earnings                              208,924         204,336
  Accumulated Other Comprehensive Loss           (19,573)        (12,886)
  Treasury Stock                                 (45,128)        (44,194)
                                                ---------       ---------
    Total Stockholders' Equity                   175,087         178,120
                                               ---------       ---------
  Total Liabilities and Stockholders' Equity   $ 458,676       $ 458,967
                                               =========       =========